UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 30, 2011

JAMES RIVER COAL COMPANY

(Exact Name of Registrant as Specified in Charter)

Virginia	000-51129	54-1602012
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 E. Byrd Street, Suite 1600, Richmond, Virginia	23219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(804) 780-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     ENTRY INTO A MATERIAL AGREEMENT

On June 30, 2011, James River Coal Company (the “Company”) entered into a Second Amended and Restated Revolving Credit Agreement by and among the Company, certain of its subsidiaries, the lenders party thereto, and General Electric Capital Corporation, as Administrative Agent and Collateral Agent, with GE Capital Markets, Inc. and UBS Securities LLC having acted as Joint Lead Arrangers and Joint Bookrunners (the “New Revolving Credit Agreement”).  The New Revolving Credit Agreement supersedes and replaces the Amended and Restated Revolving Credit Agreement, originally dated as of January 28, 2010, and amended several times thereafter, entered into among the Company, certain of its subsidiaries, the lenders party thereto, and General Electric Capital Corporation, as Administrative Agent and Collateral Agent, with GE Capital Markets, Inc. and UBS Securities LLC having acted as Joint Lead Arrangers and Joint Bookrunners (the “Previous Revolving Credit Agreement”).

The Company intends to utilize the loans and letters of credit available to it and its subsidiaries under the New Revolving Credit Agreement to (i) replace the existing letters of credit issued for its account under the Previous Revolving Credit Agreement and issued for the account of its recently acquired subsidiaries, International Resource Partners LP (“IRP”) and its subsidiaries, under IRP’s previous revolving credit agreement and (ii) provide for the on-going working capital needs and other general corporate purposes of the Company and its subsidiaries.

The New Revolving Credit Agreement provides for a revolving line of credit of up to $100,000,000 including a $100,000,000 letter of credit subfacility (collectively, the “New Revolving Credit Facility”).  The aggregate amount of loans and letters of credit that may be obtained by the Company and its subsidiaries at any time under the New Revolving Credit Facility is limited to an amount equal to  the lesser of (i) $100,000,000 and (ii) the amount of the Borrowing Base (as defined in the New Revolving Credit Agreement).  The obligations of the Company under the New Revolving Credit Agreement are secured by substantially all of the assets of the Company and its subsidiaries who are borrowers or guarantors thereunder.

The New Revolving Credit Facility will terminate on June 30, 2015, and no additional loans or letters of credit may be obtained by the Company and its subsidiaries under the New Revolving Credit Facility on or after that date and all obligations of the Company and its subsidiaries under the New Revolving Credit Facility shall mature and be payable on such date.

Loans under the New Revolving Credit Facility will bear interest, at the Company’s option, at a rate per annum equal to either (a) the sum of the Base Rate (defined as the highest of (1) the Prime Rate, (2) the Federal Funds Rate plus 0.5% per annum, and (3) the sum of (x) the three-month LIBOR plus (y) the excess of the Applicable Margin for LIBOR Rate Loans over the Applicable Margin for Base Rate Loans) plus 2.25% or (b) the sum of LIBOR (defined as the higher of (1) the one-, two- or three-month LIBOR as selected by the Company or (2) the three-month LIBOR) plus 3.25%.  Accrued interest on each loan under the New Revolving Credit Facility bearing interest based on the Base Rate shall be payable monthly in arrears and accrued interest on each loan under the New Revolving Credit Facility bearing interest based on LIBOR shall be payable at the end of such loan’s one-, two- or three-month interest period.

The Company will pay a letter of credit fee under the New Revolving Credit Agreement at a rate per annum equal to 3.50% times the undrawn amount of each outstanding letter of credit issued under the New Revolving Credit Facility, which fee shall be payable monthly in arrears as well as upon the date of the termination, draw or expiration of each letter of credit.

The Company will pay a commitment fee under the New Revolving Credit Agreement at a rate per annum equal to 0.50% times the unused amount of the New Revolving Credit Facility, which fee shall be payable monthly in arrears as well as upon termination or expiration of the New Revolving Credit Facility.

In the event of a default, all obligations of the Company and its subsidiaries under the New Revolving Credit Facility will bear interest (and letter of credit fees will accrue) at the otherwise applicable rate plus an additional 2.00% per annum.

The New Revolving Credit Agreement contains such representations and warranties and such financial, affirmative and negative covenants by the Company and its subsidiaries as are usual and customary for secured credit agreements of such kind.

The New Revolving Credit Agreement contains limitations on capital expenditures that may be made in any fiscal year, but such limitation only will apply when the unrestricted domestic cash of the Company and its subsidiaries and availability under the New Revolving Credit Facility drops below $50,000,000 for a period of 5 consecutive days and will continue to apply until the unrestricted domestic cash of the Company and its subsidiaries and availability under the New Revolving Credit Facility exceeds $50,000,000 for 90 consecutive days.

In addition, the New Revolving Credit Agreement contains a covenant that requires the Company and its subsidiaries to have a specified minimum Consolidated Fixed Charge Coverage Ratio (as defined in the New Revolving Credit Agreement) for each measurement period of four consecutive fiscal quarters, but such minimum Consolidated Fixed Charge Coverage Ratio only will apply when the unrestricted domestic cash of the Company and its subsidiaries and availability under the New Revolving Credit Facility drops below $35,000,000 and will continue to apply until the unrestricted domestic cash of the Company and its subsidiaries and availability under the New Revolving Credit Facility exceeds $35,000,000 for 90 consecutive days.

The New Revolving Credit Agreement includes such events of default (and, as appropriate, grace periods) as are usual and customary for secured credit agreements of such kind.

The Company has paid customary closing, amendment and arrangement fees upon the closing of the New Revolving Credit Agreement and will also pay collateral monitoring and other fees customary for transactions of this type.

The description of the New Revolving Credit Agreement set forth above is a summary and is not meant to be a complete description of the New Revolving Credit Agreement.  The description of the New Revolving Credit Agreement set forth above is qualified by reference to the New Revolving Credit Agreement filed herewith as Exhibit 10.1 and incorporated herein by reference.  The New Revolving Credit Agreement has been included to provide information regarding its terms, however it is not intended to provide any other factual or disclosure information about the Company.  Any representations and warranties of a party set forth in the New Revolving Credit Agreement (including all exhibits and schedules thereto) have been made solely for the benefit of the other party to the agreement.  Some of the representations and warranties were made only as of the date of the New Revolving Credit Agreement or such other date as specified in the New Revolving Credit Agreement, may be subject to a contractual standard of materiality different from what may be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.

ITEM 1.02     TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

The information required by Item 1.02 relating to the termination of the Previous Revolving Credit Agreement is contained in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 2.03     CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information required by Item 2.03 relating to the New Revolving Credit Agreement is contained in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits.

Exhibit No.	Description

10.1
Second Amended and Restated Revolving Credit Agreement by and among James River Coal Company, James River Coal Service Company, Leeco, Inc., Triad Mining, Inc., Triad Underground Mining, LLC, Bledsoe Coal Corporation, Johns Creek Elkhorn Coal Corporation, Bell County Coal Corporation, James River Coal Sales, Inc., Bledsoe Coal Leasing Company, Blue Diamond Coal Company, McCoy Elkhorn Coal Corporation, Chafin Branch Coal Company, LLC, Hampden Coal Company, LLC, Laurel Mountain Resources, LLC, Logan & Kanawha Coal Co., LLC, Rockhouse Creek Development, LLC, and Snap Creek Mining, LLC, as Borrowers, the other Credit Parties thereto from time to time, as Guarantors, the Lenders party thereto from time to time, and General Electric Capital Corporation, as Administrative Agent and Collateral Agent, GE Capital Markets, Inc., and UBS Securities LLC, as Joint Lead Arrangers and Joint Bookrunners, and UBS Securities LLC, as Documentation Agent, dated as of June 30, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMES RIVER COAL COMPANY (Registrant) By: /s/ Samuel M. Hopkins II Samuel M. Hopkins II Vice President and Chief Accounting Officer

Date:  July 7, 2011